Exhibit 99.1

Multi Packaging Solutions Announces Record Second Quarter Results

(Non GAAP net income per share of $0.26 versus $0.10 for the quarter and $0.55 versus $0.21 for the year to date)

New York, NY, February 11, 2016 – Multi Packaging Solutions International Limited (NYSE: MPSX), (“MPS” or “the Company”), a global leader in value-added print and packaging solutions for the branded consumer, healthcare, and multi-media markets, today announced results for 2Q 2016.

2Q FY 2016 vs 2Q FY 2015 Highlights:

•	GAAP sales of $429.4 million vs $404.8 million

•	Negative foreign exchange impact of $23.6 million

•	GAAP net income (loss) attributable to MPS of $(7.9) million vs $(2.4) million

•	GAAP income (loss) attributable to MPS of $(0.11) per share vs $(0.04) per share

•	Non GAAP net income attributable to MPS of $18.9 million vs $6.1 million

•	Non GAAP net income attributable to MPS per share of $0.26 vs $0.10

•	Non GAAP EBITDA of $69.4 million vs $58.5 million ($63.0 million in the prior year pro forma for acquisitions)

•	Non GAAP EBITDA margin of 16.2% vs 14.4% (13.2% in the prior year pro forma for acquisitions)

YTD FY 2016 vs YTD FY 2015 Highlights:

•	GAAP sales of $888.4 million vs $798.9 million

•	Negative foreign exchange impact of $58.0 million

•	GAAP net income attributable to MPS of $5.1 million vs $4.6 million

•	GAAP income attributable to MPS of $0.08 per share vs $0.07 per share

•	Non GAAP net income attributable to MPS of $37.0 million vs $12.8 million

•	Non GAAP net income attributable to MPS of $0.55 per share vs $0.21 per share

•	Non GAAP EBITDA of $146.6 million vs $119.6 million ($133.4 million in the prior year pro forma for acquisitions).

•	Non GAAP EBITDA margin of 16.5% vs 15.0% (13.3% pro forma in the prior year for acquisitions).

Marc Shore, Chief Executive Officer, commented, “We are pleased to have achieved record adjusted EBITDA and adjusted EBITDA margins despite the challenging global economy and the negative effects of foreign exchange. Our financial results continue to improve as we execute our global strategy. MPS continues to make significant improvement in operating efficiencies. We are also gaining traction in supplying our customers with a wide variety of products to meet their comprehensive needs on both a regional and global basis. Adjusted EBITDA for the trailing twelve months ending December 31, 2015 was $259.2 million. Due to continued strong cash generation, our pro forma leverage has dropped to 3.49x.”

Discussion of Second Quarter Fiscal 2016 Results

GAAP net sales for 2Q FY 2016 and YTD 2016 were $429.4 million and $888.4 million vs GAAP net sales for 2Q FY2015 and YTD 2015 of $404.8 million and $798.9 million. 2Q FY 2016 and YTD 2016 include negative foreign exchange effects of $23.6 million and $58.0 million. Adjusted for acquisitions in fiscal 2015, net sales for 2Q 2016 were down $49.2 million vs. 2Q 2015. This decrease was due to several factors: the impact of unfavorable foreign exchange rates, the anticipated and continuing decline in multi-media sales and reduced sales related to certain consumer product companies.

Gross margin for 2Q 2016 was 22.3%, up 200 basis points, vs. 20.3% for 2Q 2015. This increase reflects the Company’s improved manufacturing efficiencies in our facilities, returns from our targeted capital spending programs, and $4.9 million of realized synergies from acquisitions, partially offset by restructuring charges for the Melrose Park facility closure. The Company expects to realize an additional $2.5 million in synergies related to acquisitions in the next two quarters.

GAAP net income (loss) attributable to MPS for 2Q FY 2016 and YTD 2016 were $(7.9) million and $5.1 million vs GAAP net income (loss) for 2Q FY 2015 and YTD 2015 of $(2.4) million and $4.6 million. 2Q FY 2016 and YTD 2016 include negative foreign exchange effects of $4.2 million and $10.6 million. During the quarter, besides the foreign exchange impacts noted, the Company recorded stock compensation costs associated with the Company’s initial public offering of $26.9 million and debt extinguishment costs associated with the related early payment of term loans of $3.9 million, as well as restructuring charges. These charges were partially offset by $2.7 million of reduced income taxes associated with the enactment of “UK Finance (No. 2) Act 2015” on November 18, 2015

Non GAAP net income attributable to MPS for 2Q FY 2016 and YTD 2016 were $18.9 million and $37.0 million vs non GAAP net income attributable to MPS for 2Q FY 2015 and YTD 2015 of $6.1 million and $12.8 million.

Non GAAP EBITDA for 2Q 2016 was $69.4 million, up $10.9 million, or 18.7%, vs. $58.5 million in 2Q 2015. Non GAAP EBITDA margin of 16.2% was driven by the Company’s targeted capital spending programs, plant improvement initiatives, and purchasing and cost savings programs. Pro forma for acquisitions, non GAAP EBITDA increased $6.4 million, or 10.1%, vs. $63.0 million in 2Q 2015.

Cash balances as of December 31, 2015 were $59.0 million. There were no amounts outstanding under our revolving credit facility. Total debt net of cash was $903.8 million including deferred debt discount of $15.1 million. At December 31, 2015, trailing twelve months pro forma adjusted EBITDA was $259.2 million, and the pro forma leverage ratio was 3.49x.

Second Quarter Earnings Conference Call and Webcast

The Company will host a conference call on February 11, 2016 at 5:00pm ET, which can be accessed by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

Supplemental materials for today’s call can also be found on the investor relations portion of the Company’s website

The Company will also host a live webcast of its conference call which may be accessed on the Investor Relations section of the Company’s website at multipkg.com.

A replay will be available approximately three hours after the call, through February 18, 2016, accessible by dialing 877-870-5176 (domestic), or 858-384-5517 (international). The passcode for the replay is 13629434.

Non-GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA. Management uses these non-GAAP financial measures in the analysis of financial and operating performance because they assist in the evaluation of underlying trends in our business. Our use of the terms Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA may differ from that of others in our industry. Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA should not be considered as alternatives to net income (loss), operating income (loss), or any other performance measures prepared in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Multi Packaging Solutions

Multi Packaging Solutions is a leading global provider of value-added packaging solutions to a diverse customer base across the healthcare, consumer and multi-media markets. MPS provides its customers with an extensive array of print-based specialty packaging solutions, including premium folding cartons, inserts, labels and rigid packaging across a variety of substrates and finishes. MPS has manufacturing locations across North America, Europe and Asia.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding MPS and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

Multi Packaging Solutions

Paul Hatty, VP Finance - Investor Relations

Richard Zubek, Investor Relations

646-885-0005

ir@multipkg.com

Source: Multi Packaging Solutions International Limited

MPSX-IR

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2015	June 30, 2015
	(unaudited)
Current assets
Cash and cash equivalents	$59,045	$55,675
Accounts receivable, net	248,185	240,110
Inventories	163,849	171,836
Prepaid expenses and other current assets	28,180	26,892
Deferred income taxes	7,758	8,454

Total current assets	507,017	502,967

Property, plant and equipment
Land	55,792	58,316
Buildings and improvements	57,793	58,368
Machinery and equipment	375,518	373,639
Furniture and fixtures	14,784	13,056
Construction in progress	10,582	12,255

Total	514,469	515,634
Less: Accumulated depreciation	(112,331)	(86,691)

Total property, plant and equipment, net	402,138	428,943

Other assets
Intangible assets, net	386,280	419,733
Goodwill	468,144	474,901
Deferred financing costs, net	3,191	4,311
Deferred income taxes	14,322	14,568
Other assets	32,681	36,702

Total assets	$1,813,773	$1,882,125

Current liabilities
Accounts payable	$168,529	$176,431
Payroll and benefits	38,469	51,606
Other current liabilities	43,590	46,097
Short-term foreign borrowings	4,501	3,488
Current portion of long-term debt	10,167	11,740
Income taxes payable	5,308	6,022

Total current liabilities	270,564	295,384
Long-term debt, less current portion	948,220	1,173,161
Deferred income taxes	86,245	93,061
Other long-term liabilities	31,439	31,829

Total liabilities	1,336,468	1,593,435

Commitments and contingencies

Shareholders’ equity
Contributed Capital, $1.00 par value, 1,000,000,000 shares authorized, 77,448,304 and 61,939,432 issued and outstanding at December 31, 2015 and June 30, 2015, respectively	77,448	61,939

Paid in capital	470,510	278,695
Accumulated deficit	(40,275)	(45,365)
Accumulated other comprehensive loss	(33,439)	(13,287)

Total Multi Packaging Solutions International Limited shareholders’ equity	474,244	281,982
Noncontrolling interest	3,061	6,708

Total shareholders’ equity	477,305	288,690

Total liabilities and shareholders’ equity	$1,813,773	$1,882,125

Multi Packaging Solutions International Limited And Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Net sales	$429,357	$404,827	$888,408	$798,909

Cost of goods sold	333,632	322,493	693,342	634,192

Gross margin	95,725	82,334	195,066	164,717

Selling, general and administrative expenses
Selling, general and administrative expenses	59,306	61,955	117,890	116,983
Stock based and deferred compensation expense	27,232	455	26,960	886
Transaction related expenses	2,064	3,463	2,414	4,184

Total selling, general and administrative expenses	88,602	65,873	147,264	122,053

Operating income	7,123	16,461	47,802	42,664

Other (expense) income, net	100	(1,776)	(3,535)	1,543
Debt extinguishment charges	(3,867)	—	(3,867)	—
Interest expense	(16,016)	(17,871)	(34,745)	(36,411)

Total other expense, net	(19,783)	(19,647)	(42,147)	(34,868)

Income (loss) before income taxes	(12,660)	(3,186)	5,655	7,796

Income tax expense (benefit)	(4,656)	(791)	575	2,903

Net (loss) income	(8,004)	(2,395)	5,080	4,893

Less : Net income (loss) attributable to noncontrolling interest	(87)	37	(10)	318

Net (loss) income attributable to Multi Packaging Solutions International Limited	$(7,917)	$(2,432)	$5,090	$4,575

(Loss) Earnings per share
Basic	(.11)	(.04)	.08	.07
Diluted	(.11)	(.04)	.08	.07

Weighted-average number of common shares outstanding:
Basic	73,825,723	61,939,432	67,817,268	61,939,432
Diluted	73,825,723	61,939,432	67,817,268	61,939,432

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	(11,880)	(30,421)	(21,572)	(40,113)
Adjustment on available-for-sale securities	(5)	4	(22)	(13)
Pension adjustments	662	(154)	1,454	638

Total other comprehensive loss	(11,223)	(30,571)	(20,140)	(39,488)

Comprehensive income (loss)	(19,227)	(32,966)	(15,060)	(34,595)

Comprehensive (income) loss attributable to non-controlling interests	—	(101)	(17)	(113)

Comprehensive income (loss) attributable to Multi Packaging Solutions International Limited	$(19,227)	($33,067)	$(15,077)	$(34,708)

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended December 31,
	2015	2014
Operating Activities
Net income	$5,080	$4,893
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation expense	37,930	38,737
Amortization expense	30,335	28,952
Debt extinguishment charges	3,867	—
Deferred income taxes	(5,243)	(2,031)
Stock compensation	25,962	606
Equity in earnings of unconsolidated subsidiary	—	(39)
Unrealized foreign currency loss (gain)	1,715	(4,524)
Other	850	4,258
Change in assets and liabilities:
Accounts receivable	(8,273)	(16,233)
Inventories	2,421	6,445
Prepaid expenses and other current assets	369	(3,751)
Other assets	(4,239)	2,534
Accounts payable	(8,572)	(14,472)
Payroll and benefits	(12,160)	(272)
Other current liabilities	(4,789)	8,097
Income taxes payable	(894)	2,195
Other long-term liabilities	(1,543)	(14,352)

Net cash and cash equivalents provided by operating activities	62,816	41,043

Investing Activities
Additions to property, plant and equipment	(24,507)	(24,206)
Additions to intangible assets	(68)	(131)
Proceeds from sale of assets	1,003	601
Acquisitions of businesses, net of cash acquired	(2,496)	(123,273)

Net cash and cash equivalents used in investing activities	$(26,068)	$(147,009)

Financing Activities
Proceeds from initial public offering	$186,424	$—
Payments of offering costs	(6,125)	—
Proceeds from issuance of long-term debt	—	136,906
Proceeds from short-term borrowings	41,619	103,825
Payments on short-term borrowings	(40,876)	(103,937)
Payments on long-term debt	(216,809)	(10,133)
Deferred financing costs	—	(4,442)

Net cash and cash equivalents (used in) provided by financing activities	(35,767)	122,219

Effect of exchange rate changes on cash and cash equivalents	2,389	(117)

Increase in cash and cash equivalents	3,370	16,136

Cash and cash equivalents—beginning	55,675	27,533

Cash and cash equivalents—ending	$59,045	$43,669

Multi Packaging Solutions International Limited And Subsidiaries

Reconciliation of Non-GAAP Results

Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income

Non GAAP Adjusted EBITDA

(Dollars in thousands)	2Q FY 2016	2Q FY 2015	YTD FY 2016	YTD FY 2015	Trailing 12 months Dec 2015
Net Income (loss)	$(8,004)	$(2,395)	$5,080	$4,893	$7,213

Depreciation and Amortization	32,727	32,533	66,038	65,580	132,161
Interest Expense	16,016	17,871	34,745	36,411	73,771
Income Taxes	(4,656)	(791)	575	2,903	(4,208)

EBITDA	36,083	47,218	106,438	109,787	208,937

Adjustments relating to operating income
Transaction costs	2,064	3,463	2,414	4,184	11,860
Stock based and deferred compensation	27,232	455	26,960	886	31,796
Purchase accounting adjustments	292	377	623	853	2,864
Restructuring and severance costs	750	3,086	3,576	3,790	6,205
(Gain) Loss on sale of fixed assets	168	472	362	408	538
Other adjustments to operating income	(951)	1,144	(1,406)	649	(4,007)

Adjustments relating to operating income (A)	29,555	8,997	32,529	10,770	49,256

Adjustments relating to non-operating income
Foreign currency (gains) loss	473	222	3,340	(4,576)	(4,255)
Debt extinguishment costs	3,867	—	3,867	—	4,886
Other Adjustments to non-operating income	(572)	2,023	428	3,649	(914)

Adjustments relating to non-operating income	3,768	2,245	7,635	(927)	(283)

Total Adjustments (B)	33,323	11,242	40,164	9,843	48,973

Adjusted EBITDA	69,406	58,460	146,602	119,630	257,910

Pre-acquisition adjusted EBITDA	—	4,559	—	13,810	1,323

Proforma Adjusted EBITDA	$69,406	$63,019	$146,602	$133,440	$259,233

Non GAAP Adjusted Operating Income

(Dollars in thousands)	2Q FY 2016	2Q FY 2015	YTD FY 2016	YTD FY 2015
Operating Income	$7,123	$16,461	$47,802	$42,664
Adjustments relating to operating income (A)	29,555	8,997	32,529	10,770

Adjusted Operating Income	36,678	25,458	80,331	53,434

Non GAAP Adjusted Net Income

(Dollars in thousands)	2Q FY 2016	2Q FY 2015	YTD FY 2016	YTD FY 2015
Net Income (loss)	$(8,004)	$(2,395)	$5,080	$4,893
Adjustments relating to net income (B)	33,323	11,242	40,164	9,843
Tax impact of adjusting items	(6,515)	(2,672)	(8,258)	(1,596)

Adjusted Net Income (loss)	18,804	6,175	36,986	13,140
Less : net income attributable to noncontrolling interest	(87)	37	(10)	318

Adjusted net income (loss) attributable to Multi Packaging Solutions International Limited	18,891	6,138	36,996	12,822

Weighted average number of diluted shares outstanding	73,825,723	61,939,432	67,817,268	61,939,432

Adjusted net income per share	$0.26	$0.10	$0.55	$0.21